Exhibit 99.1

Consent of Director Nominee of Excelerate Energy, Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Excelerate Energy, Inc., a Delaware corporation, and all pre- and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Carolyn Jeanne Burke
Name: Carolyn Jeanne Burke

Date: January 6, 2022